                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 24, 1996


                                UNUM Corporation
             (Exact name of registrant as specified in its charter)



      Delaware                         1-9254               01-0405657
  (State or other jurisdiction       (Commission           (IRS Employer
  of incorporation or organization)   File Number)         Identification


      2211 Congress Street, Portland, Maine                  04122
     (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (207) 770-2211
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                                UNUM Corporation

                                    Form 8-K

                               Table of Contents

ITEM 5.  OTHER EVENTS

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURE

EXHIBIT NO. 99

ITEM 5.  OTHER EVENTS

On January 24, 1996, the Registrant's ("the Company") wholly-owned subsidiary, UNUM Life Insurance Company of America ("UNUM America") entered into an agreement for the sale of its group tax-sheltered annuity ("TSA") business to The Lincoln National Life Insurance Company ("the Purchaser"), a part of
Lincoln National Corporation, and to a new New York insurance subsidiary of the Purchaser. The agreement also contemplates that the Registrant's wholly-owned subsidiary, First UNUM Life Insurance Company ("First UNUM"), will enter into a similar agreement with the Purchaser's New York insurance subsidiary. The sale, which is subject to regulatory approvals, involves approximately 1,700 group contractholders and assets under management of $3.1 billion as of December 31, 1995. The agreement initially contemplates the reinsurance of these contracts under an indemnity reinsurance arrangement. These contracts will then be reinsured pursuant to an assumption reinsurance arrangement upon consent of the TSA contractholders and/or participants ("Novation"). The purchase price (ceding commission) at closing is expected to be approximately $70 million. It is anticipated that it will take several months (perhaps six to nine months) to obtain the necessary approvals and otherwise close the sale. There is no guarantee that the sale will close.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

not applicable

(B)  PRO FORMA FINANCIAL INFORMATION

These unaudited pro forma financial statements have been prepared by the Company based upon available information and assumptions deemed appropriate to reflect the indemnity and assumption reinsurance arrangements. The accompanying unaudited pro forma condensed balance sheet as of December 31, 1995, reflects the financial position of the Company as reported and as adjusted as though the sale of the tax sheltered annuity business ("TSA") had been consummated at December 31, 1995. The accompanying unaudited pro forma consolidated statements of income for the year ended December 31, 1995, reflect the results of operations of the Company as though the sale of the TSA business had occurred on January 1, 1995.

These unaudited pro forma financial statements are not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the sale occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Company. Actual values will vary from the amounts shown in the pro forma financial statements, subject to the actual results of operations for the TSA business and certain post-closing adjustments.

The unaudited pro forma financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and the Quarterly Report on Form 10-Q for the nine months ended September 30, 1995.

UNUM CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED BALANCE SHEET
DECEMBER 31, 1995
UNAUDITED - DOLLARS IN MILLIONS
                              Historical   Pro Forma         Pro Forma As     Pro Forma            Proforma
                                           Adjustments       Adjusted        Adjustments          As Adjusted
                                           at Closing        before        Assuming 100%         after 100%
                                                             Novation         Novation             Novation
Assets
 Investments
  Fixed maturities -
   available for sale          $9,135.4  $(2,783.3)   (a)     $6,352.1                           $6,352.1
  Policy loans                    219.2                          219.2       $(106.8)   (f)         112.4
  Other investments             2,337.9                        2,337.9                            2,337.9

   Total investments           11,692.5   (2,783.3)            8,909.2        (106.8)             8,802.4
Cash, accrued investment
 income and premiums due          475.3       71.6   (b)         546.9                              546.9
Deferred policy acquisition
 costs                          1,142.3      (32.5)  (c)       1,109.8                            1,109.8
Deposit with Purchaser               --    2,783.3   (a)       2,783.3      (2,783.3)   (f)            --
Other assets                      945.5                          945.5                              945.5
Separate account assets           532.2                          532.2        (329.4)   (g)         202.8
   Total assets               $14,787.8      $39.1           $14,826.9     $(3,219.5)           $11,607.4

Liabilities
 Future policy benefits        $1,718.7                       $1,718.7                           $1,718.7
 Unpaid claims and claim
  expenses                      4,856.4                        4,856.4                            4,856.4
 Other policyholder funds       3,840.3                        3,840.3     $(2,957.7)   (f)         882.6
 Income taxes                     412.7        $6.1   (c)        418.8           31.4   (h)         450.2
 Other liabilities                540.8        33.0 (b,d,e)      573.8         (22.0)   (h)         551.8
 Notes payable                    583.8                          583.8                              583.8
 Separate account liabilities     532.2                          532.2        (329.4)   (g)         202.8
  Total liabilities            12,484.9        39.1           12,524.0      (3,277.7)             9,246.3
Stockholders' Equity
 Common stock                      10.0                           10.0                               10.0
 Additional paid-in capital     1,088.2                        1,088.2                            1,088.2
 Unrealized gains, net            213.1                          213.1                              213.1
 Unrealized foreign currency
  translation adjustment          (23.1)                         (23.1)                             (23.1)
Retained earnings               1,713.2                        1,713.2           58.2   (h)       1,771.4
                                3,001.4                        3,001.4           58.2             3,059.6
Less treasury and restricted
   stock                          698.5                          698.5                              698.5
   Total stockholders' equity   2,302.9                        2,302.9           58.2             2,361.1
   Total liabilities and
    stockholders' equity      $14,787.8        $39.1         $14,826.9     $(3,219.5)           $11,607.4

See notes to unaudited condensed pro forma balance sheet.

UNUM CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

The pro forma adjustments to the December 31, 1995, condensed balance sheet have been prepared to demonstrate the effect of the transaction before and after novation of the tax sheltered annuity business to the Purchaser. Upon novation, UNUM's balance sheet will no longer reflect amounts related to the TSA business. Novations will occur over a time frame which management cannot reasonably determine at this time.

Pro Forma Balance Sheet Adjustments  at Closing
-----------------------------------------------


(a) Records the sale of available for sale fixed maturity securities and transfer of the proceeds to the Purchaser. The transfer to the Purchaser is equal to the statutory reserves for the TSA business less the amount for policy loans related to the TSA business at December 31, 1995. The actual proceeds for the sale will most likely be financed through the liquidation of a combination of available for sale fixed maturity securities and short-term investments. These unaudited pro forma financial statements assume that the sale of securities does not result in the realization of investment gains or losses. Realized gains and losses may be recognized when the invested assets are actually sold, dependent upon market conditions.

(b) Records cash received and a deferred gain of $71.6 million for the estimated purchase price (ceding commission) calculated at December 31, 1995.

(c) Records the write-off of deferred policy acquisition costs of $32.5 million and a deferred tax asset of $6.1 million related to the TSA business.

(d) Records estimated expenses associated with the transaction of $11.0 million. UNUM may be required to pay additional costs for severance of certain employees. These costs have not been included in these pro forma financial statements since the amounts cannot be reasonably estimated at this time.

(e) Records the recognition of $49.6 million of the $71.6 million deferred gain to offset expenses described in (c) and (d) above.

Pro Forma Balance Sheet Adjustments Assuming 100% Novation
----------------------------------------------------------


(f) Records release of TSA liabilities of $2,957.7 million and corresponding deposit of $2,783.3 million and policy loans of $106.8 million.

(g)  Records transfer of Separate Account assets and liabilities to Purchaser.

(h)  Recognition of remaining deferred gain with related tax into income.

UNUM CORPORATION
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1995
UNAUDITED - DOLLARS IN MILLIONS, EXCEPT PER COMMON SHARE DATA
                             Historical    Historical     Pro Forma     Pro Forma     Pro Forma as
                             Consolidated     TSA         Adjustments   Adjustments   Adjusted
                                            Business      at Closing    Assuming      After
                                            (Note a)      (Note b)      100%          100%
                                                                        Novation      Novation
                                                                        (Note c)

Revenues
  Premiums                   $3,018.2       $(7.3)                                    $3,010.9
  Investment income             806.3      (214.7)                                       591.6
  Net realized
    investment gains            225.1       (18.6)                                       206.5
  Fees and other income          73.3        (7.0)          $49.6         $22.0          137.9

    Total revenues            4,122.9      (247.6)           49.6          22.0        3,946.9

Benefits and expenses
  Benefits to policyholders   2,493.0       (13.7)                        (67.6)       2,411.7
  Interest credited             227.4      (167.4)                                        60.0
  Operating expenses            728.2       (29.1)           11.0                        710.1
  Commissions                   369.9        (6.7)                                       363.2
  Increase in deferred
   policy acquisition costs    (114.7)        3.3            32.5                        (78.9)
  Interest expense               37.2         --                                          37.2

    Total benefits and
      expenses                3,741.0      (213.6)           43.5         (67.6)       3,503.3

Income before income taxes      381.9       (34.0)            6.1          89.6          443.6
Income taxes
  Current                        98.6        (1.2)                         31.4          128.8
  Deferred                        2.2        (1.7)            6.1                          6.6

    Total income taxes          100.8        (2.9)            6.1          31.4          135.4

Net Income                    $281.1       $(31.1)             --         $58.2         $308.2



Net income per common share    $3.87       ($0.43)             --         $0.80          $4.24



Weighted average               72,676,788                                                 72,676,788
common shares
outstanding

See notes to unaudited pro forma statement of income.

UNUM CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME

(a) Eliminates the historical results of operations for the TSA business for the year ended December 31, 1995.

(b) Records the write-off of deferred policy acquisition costs and deferred income taxes and records the estimated costs of the transaction offset by the recognition of $49.6 million of the deferred gain.

(c) Assuming 100% novation, records the release of TSA liabilities of $2,957.7 million for the corresponding deposit of $2,783.3 million and policy loans of $106.8 million along with the recognition of the remaining deferred gain of $22.0 million, less applicable income tax expense. Actual novations will occur over a time frame which management cannot reasonably determine at this time.


NOTE: The unaudited pro forma statement of income assumes that the sale of available for sale fixed maturity securities by UNUM to finance the proceeds to the Purchaser does not result in the realization of investment gains or losses. The actual proceeds for the sale will most likely be financed through the liquidation of a combination of available for sale fixed maturity securities and short-term investments. Realized gains and losses may be recognized when the invested assets are actually sold, dependent upon market conditions.

(C) EXHIBIT



Exhibit No.
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99  Press Release Dated January 24, 1996


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNUM Corporation

By:  /s/ Robert W. Crispin
       ---------------------------------
       Robert W. Crispin
       Executive Vice President
       and Chief Financial Officer

Date:  February 16, 1996